Exhibit 99.1
VeriFone Reports Results for the
Third Quarter of Fiscal 2012

SAN JOSE, CA - September 5, 2012 - VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended July 31, 2012 (“Q3 FY12”).

Non-GAAP net income per diluted share for Q3 FY12 was $0.75, compared to $0.64 in the prior quarter and $0.49 for the three months ended July 31, 2011 (“Q3 FY11”), a 53% year-over-year increase. GAAP net income per diluted share for the latest quarter was $0.34, compared to $0.03 in the prior quarter and $0.28 in Q3 FY11.

Non-GAAP net revenues for Q3 FY12 were $493 million, compared to $479 million in the previous quarter and $317 million for Q3 FY11, a 56% year-over-year increase. GAAP net revenues were $489 million for the latest quarter, $472 million for the prior quarter and $317 million for Q3 FY11.

In Q3 FY12, Organic non-GAAP net revenues, which exclude net revenues from businesses acquired in the past 12 months, increased 16% from the year-ago quarter and 21% at constant currency, which assumes currency exchange rates remained the same from a year ago. North America Organic non-GAAP net revenues grew 9% both unadjusted and at constant currency, while international Organic non-GAAP net revenues grew 21% from the year-ago quarter and 28% at constant currency.

Non-GAAP gross margins were 45% for Q3 FY12, compared to 45% in the prior quarter and 43% in Q3 FY11. GAAP gross margins were 42% for the latest quarter, 41% for the prior quarter and 42% for Q3 FY11.

Net cash provided by operating activities was $82 million in Q3 FY12 as the total cash balance grew by $49 million in the quarter.

“We are very proud of our performance in Q3. Despite continued volatility around exchange rates, our business remains vibrant in all geographies,” said Douglas G. Bergeron, Chief Executive Officer. “In the U.S., growth accelerated as we saw the beginnings of the adoption of EMV-based systems and the first significant payments services deals in the quarter. We are excited about our prospects for 2013 and beyond.”

Highlights Since Last Earnings Release

On August 23, VeriFone announced that it has received orders to date for 80,000 units of its VX 520 payment solution as banks and merchants seek to meet the requirements of the Central bank of Nigeria's (CBN) “Cash-Less Lagos” initiative. Orders for VeriFone solutions represent more than half of the 150,000 total systems that the central bank expects will be deployed by the end of this year to comply with its mandate. With GPRS capability and extended battery life, the VX 520 is ideal for the country's telecom infrastructure and is exceptionally durable with broad functionality and low cost of ownership. It features a dual SIM, which allows merchants to switch cellular networks quickly and easily, thereby overcoming issues of erratic network coverage - a frequent challenge for merchants across Nigeria.

On August 15, VeriFone announced that its Point Group has won its largest to date payments-as-a-service (PaaS) contract, with an agreement to supply Finland's S Group a complete range of payments services in their 1600 locations. Point will provide a comprehensive PaaS offering including software, estate management, maintenance, integration, security and gateway services. The agreement also included new payment systems that account for about 15 percent of the total contract value. Point will provide S Group with a range of stand-alone, portable and unattended payment systems in food market checkout lanes, restaurants, retail gasoline outlets and pumps, and other locations. Deployments will begin this year with the majority of systems being installed in 2013 and completion scheduled for 2014.

On August 9, VeriFone announced that it will provide the merchant payment solutions in the initial phase of the first major contactless payment rollout in Mexico City by the Mexican bank Banamex, which is part of Grupo Financiero Banamex and a member of Citi. The bank will deploy the VX 520 to merchants that use traditional standalone countertop systems and the VX 820 advanced PIN pad to larger retailers that integrate payment systems to electronic cash register systems. In the first phase, several thousand VeriFone contactless-enabled card acceptance systems will be deployed to 1,900 merchants in the Mexico City metropolitan area. By the end of 2012, the bank expects to have deployed 12,000 payment acceptance systems.

Guidance for Fourth Quarter 2012, Fiscal Year 2012 and Fiscal Year 2013
For the fourth fiscal quarter ending October 31, 2012 (“Q4 FY12”), Latin America non-GAAP net revenues, which are reported separately, are expected in the range of $65 million to $75 million, approximately $25 million less than the run rate of recent quarters due to isolated events, and are expected to rebound to $90 million to $95 million in the first quarter of fiscal 2013.

VeriFone expects to report total non-GAAP net revenues for Q4 FY12 in the range of $495 million to $500 million and non-GAAP net income per diluted share in the range of $0.75 to $0.77. Such numbers imply full fiscal year 2012 non-GAAP net revenues of $1.893 billion to $1.898 billion and non-GAAP net income per diluted share of $2.73 to $2.75.

The company expects FY13 non-GAAP revenue of $2.05 billion to $2.10 billion and non-GAAP net income per diluted share of $3.25 to $3.30.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, risks and uncertainties related to the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com

FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; net revenues from businesses acquired in the past 12 months; organic non-GAAP net revenues; North America organic non-GAAP net revenues; international organic non-GAAP net revenues; organic non-GAAP net revenues at constant currency; non-GAAP cost of net revenues; non-GAAP gross margin; non-GAAP research and development expense; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense);non-GAAP net interest and other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes; non-GAAP income tax rate; non-GAAP consolidated net income; non-GAAP net income attributable to noncontrolling interests; non-GAAP net income attributable to VeriFone Systems, Inc. stockholders; non-GAAP diluted shares; non-GAAP net income per share; non-GAAP net income per diluted share, as well as some of these non-GAAP financial measures as a percentage of non-GAAP net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

Reconciliations for the non-GAAP financial measures presented in this press release to the most directly comparable GAAP measures are provided at the end of this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and operations and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone incurs, due to differences in capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from VeriFone's competitors.  The non-GAAP financial measures reflect VeriFone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Non-GAAP net revenues. To determine non-GAAP net revenues, VeriFone adjusts GAAP revenues to exclude the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We make this adjustment to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods.

Note B: Organic non-GAAP net revenues. "Organic non-GAAP net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). VeriFone determines organic non-GAAP net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. This non-GAAP measure is used to evaluate VeriFone net revenues without the impact of net revenues from acquired businesses, as VeriFone analyzes performance both with and without the impact of our recent acquisitions.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from system solutions and services attributable to businesses acquired in the 12 months preceding the financial period presented. For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to each acquisition, net revenues from businesses acquired in the past 12 months consists of sales by VeriFone to that acquired company prior to our acquisition of the company.

Note C: Organic non-GAAP net revenues at constant currency. VeriFone determines organic non-GAAP net revenues at constant currency by recomputing organic non-GAAP net revenues denominated in currencies other than U.S. Dollars in the current fiscal year using average exchange rates for that particular currency during the corresponding financial period of the prior year. VeriFone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations.

Note D: Acquisition-Related Expenses and Restructuring Costs. VeriFone adjusts certain expenses that are the result of acquisitions and restructurings. These adjustments include the amortization of purchased intangible assets and fixed asset fair value adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to litigation assumed as part of acquisitions, and one-time charges related to acquired balances), acquisition integration expenses, loss on financial instruments entered into to fix the acquisition purchase price in U.S. dollars when it is payable in foreign currencies and fair value increase (step-up) of inventory on acquisition. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for changes in estimate or final settlements of contingencies that existed at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to the adjusted expenses. In determining whether any acquisition-related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note F: Other Charges and Income. VeriFone excludes certain expenses and income that are the result of either unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these expenses may limit the comparability of our on-going operations with prior and future periods.

•
Patent litigation loss contingency expense related to periods prior to the jury verdict and, as such, were not anticipated, are excluded from operating expenses to enable comparability between periods.

•
Gains or losses on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business are excluded from Other income (expense), net to enable comparability between periods.

•
Non-cash interest expense recorded relating to the adoption of ASC 470-20 Debt with conversion and other options is excluded to promote comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

•
Income taxes are adjusted for the tax effect of excluding items related to our non-GAAP financial measures, in order to provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Our non-GAAP tax rates were 14% for the period since May 1, 2012, 18% for the period December 31, 2011 through April 30, 2012, and 20% for the period November 1, 2010 through December 30, 2011.

Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note G: Non-GAAP diluted shares. In connection with our 1.375% Senior Convertible Notes we had entered into certain note hedge transactions. We repaid these Notes in cash upon maturity on June 15, 2012, and the then outstanding note hedge transactions expired unused on June 15, 2012. Non-GAAP diluted shares reflect the offset of shares that would have been deliverable in the periods presented prior to the maturity of the Notes pursuant to note hedge transactions. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are actually delivered.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2012	2011	% Change (1)	2012	2011	% Change (1)
Net revenues:
System solutions	$350,230	$253,659	38.1%	$1,003,314	$714,700	40.4%
Services	138,820	63,292	119.3%	377,278	178,462	111.4%
Total net revenues	489,050	316,951	54.3%	1,380,592	893,162	54.6%

Cost of net revenues:
System solutions	206,213	150,621	36.9%	607,238	428,357	41.8%
Services	75,330	34,718	117.0%	217,050	99,117	119.0%
Total cost of net revenues	281,543	185,339	51.9%	824,288	527,474	56.3%

Gross profit	207,507	131,612	57.7%	556,304	365,688	52.1%

Operating expenses:
Research and development	38,657	27,457	40.8%	111,585	74,501	49.8%
Sales and marketing	46,182	32,769	40.9%	132,309	92,214	43.5%
General and administrative	43,414	28,657	51.5%	138,148	79,716	73.3%
Patent litigation loss contingency expense	—	—	nm	17,632	—	nm
Amortization of purchased intangible assets	23,177	1,980	nm	60,549	5,959	nm
Total operating expenses	151,430	90,863	66.7%	460,223	252,390	82.3%

Operating income	56,077	40,749	37.6%	96,081	113,298	-15.2%
Interest expense	(16,374)	(7,963)	105.6%	(49,644)	(22,998)	115.9%
Interest income	1,110	479	131.7%	3,260	1,049	210.8%
Other income (expense), net	(721)	6,313	nm	(23,350)	6,152	nm
Income before income taxes	40,092	39,578	1.3%	26,347	97,501	-73.0%
Provision for (benefit from) income taxes	2,313	13,072	-82.3%	(12,068)	13,702	nm
Consolidated net income	37,779	26,506	42.5%	38,415	83,799	-54.2%
Net income attributable to noncontrolling interests	(84)	(159)	-47.2%	(366)	(221)	65.6%
Net income attributable to VeriFone Systems, Inc. stockholders	$37,695	$26,347	43.1%	$38,049	$83,578	-54.5%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.35	$0.29		$0.36	$0.95
Diluted	$0.34	$0.28		$0.34	$0.90

Weighted average shares used in computing earnings per share:
Basic	107,568	89,602		106,768	88,368
Diluted	110,384	93,322		110,305	92,690

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
NET REVENUES INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES, UNAUDITED)

		Three Months Ended			% Change (1)		Nine Months Ended		% YoY Change (1)
		Jul. 31, 2012	Apr. 30, 2012	Jul. 31, 2011	% SEQ	% YoY	Jul. 31, 2012	Jul. 31, 2011
GAAP net revenues:
United States and Canada		$138,162	$128,907	$121,807	7.2%	13.4%	$386,699	$370,845	4.3%
Europe, Middle East and Africa		199,992	198,941	97,032	0.5%	106.1%	553,840	269,002	105.9%
Latin America		94,378	96,205	64,961	-1.9%	45.3%	290,872	171,309	69.8%
Asia		56,518	47,965	33,151	17.8%	70.5%	149,181	82,006	81.9%
Total		$489,050	$472,018	$316,951	3.6%	54.3%	$1,380,592	$893,162	54.6%

Non-GAAP net revenues: (Note A) (2)
United States and Canada		$138,433	$129,205	$121,836	7.1%	13.6%	$387,603	$370,943	4.5%
Europe, Middle East and Africa		203,413	205,073	97,206	-0.8%	109.3%	567,489	269,610	110.5%
Latin America		94,378	96,205	64,961	-1.9%	45.3%	290,872	171,309	69.8%
Asia		56,995	48,881	33,152	16.6%	71.9%	151,819	82,009	85.1%
Total		$493,219	$479,364	$317,155	2.9%	55.5%	$1,397,783	$893,871	56.4%

GAAP net revenues:		$489,050	$472,018	$316,951	3.6%	54.3%	$1,380,592	$893,162	54.6%
Plus: amortization of step-down in deferred revenue at acquisition	A	4,169	7,346	204	nm	nm	17,191	709	nm
Non-GAAP net revenues (2)		493,219	479,364	317,155	2.9%	55.5%	1,397,783	893,871	56.4%
Less: net revenues from businesses acquired in the past 12 months (Note B)
Hypercom	B	(68,510)	(80,988)	—	-15.4%	nm	(222,960)	—	nm
Point	B	(55,893)	(57,538)	(5,549)	-2.9%	nm	(131,296)	(14,690)	nm
Other	B	(9,343)	(12,657)	(1,425)	-26.2%	nm	(41,412)	(1,425)	nm
Net revenues from businesses acquired in the past 12 months		(133,746)	(151,183)	(6,974)	-11.5%	nm	(395,668)	(16,115)	nm
Organic non-GAAP net revenues (Note B) (2)		$359,473	$328,181	$310,181	9.5%	15.9%	$1,002,115	$877,756	14.2%

(1) "nm" means not meaningful
(2) Reconciliations for the non-GAAP measures presented in this press release are provided at the end of this press release.

	For the three months ended July 31, 2012 compared to July 31, 2011					For the nine months ended July 31, 2012 compared to July 31, 2011
	Net revenues growth	Impact due to acquired businesses (A) (B)	Organic non-GAAP net revenues growth	Impact due to foreign currency (C)	Organic non-GAAP net revenues at constant currency growth	Net revenues growth	Impact due to acquired businesses (A) (B)	Organic non-GAAP net revenues growth	Impact due to foreign currency (C)	Organic non-GAAP net revenues at constant currency growth
North America	13.4%	4.7 pts	8.7%	0.2 pts	8.9%	4.3%	5.5 pts	-1.2%	0.0 pts	-1.2%
International	79.8%	59.3 pts	20.5%	7.6 pts	28.1%	90.3%	64.9 pts	25.4%	4.9 pts	30.3%
Total	54.3%	38.4 pts	15.9%	4.6 pts	20.5%	54.6%	40.4 pts	14.2%	2.8 pts	17.0%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	July 31, 2012	October 31, 2011
	(UNAUDITED)
Assets
Current assets:
Cash and cash equivalents	$409,807	$594,562
Accounts receivable, net of allowance of $6,585 and $5,658	371,170	294,440
Inventories	164,873	144,316
Prepaid expenses and other current assets	153,167	127,130
Total current assets	1,099,017	1,160,448

Fixed assets, net	137,159	83,634
Purchased intangible assets, net	748,892	263,767
Goodwill	1,159,651	561,414
Deferred tax assets	213,676	205,496
Other assets	81,965	38,802
Total assets	$3,440,360	$2,313,561

Liabilities and Equity
Current liabilities:
Accounts payable	$183,601	$144,278
Accruals and other current liabilities	252,280	218,123
Deferred revenue, net	101,089	68,824
Senior convertible notes	—	266,981
Short-term debt	53,329	5,074
Total current liabilities	590,299	703,280

Deferred revenue, net	30,070	31,467
Deferred tax liabilities	228,192	92,594
Long-term debt	1,268,510	211,756
Other long-term liabilities	69,586	78,971
Total liabilities	2,186,657	1,118,068

Redeemable noncontrolling interest in subsidiary	893	855

Stockholders' equity:
Common stock	1,079	1,058
Additional paid-in-capital	1,529,311	1,468,862
Accumulated deficit	(231,007)	(269,056)
Accumulated other comprehensive loss	(82,583)	(6,671)
Total stockholders' equity	1,216,800	1,194,193
Noncontrolling interest in subsidiaries	36,010	445
Total liabilities and equity	$3,440,360	$2,313,561

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Nine Months Ended July 31,
	2012	2011
Cash flows from operating activities
Consolidated net income	$38,415	$83,799
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization, net	129,819	24,205
Stock-based compensation expense	34,171	25,107
Non-cash interest expense	12,405	11,560
Deferred income taxes	(15,576)	1,744
Other	102	(4,375)
Net cash provided by operating activities before changes in operating assets and liabilities	199,336	142,040
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable, net	(59,562)	(62,866)
Inventories, net	(4,233)	8,280
Prepaid expenses and other assets	(26,664)	(17,388)
Accounts payable	23,371	31,975
Deferred revenue, net	31,758	5,468
Other current and long term liabilities	(18,643)	14,145
Net change in operating assets and liabilities	(53,973)	(20,386)
Net cash provided by operating activities	145,363	121,654

Cash flows from investing activities
Capital expenditures	(44,555)	(9,288)
Acquisitions of businesses, net of cash and cash equivalents acquired	(1,069,412)	(10,756)
Collection of other notes receivable	12,595	—
Other investing activities, net	1,111	750
Net cash used in investing activities	(1,100,261)	(19,294)

Cash flows from financing activities
Proceeds from debt, net of issue costs	1,414,447	73
Repayments of debt	(357,198)	(8,024)
Repayment of senior convertible notes, including interest	(279,159)	—
Proceeds from issuance of common stock through employee equity incentive plans	28,683	41,152
Payments of acquisition related contingent considerations	(23,804)	—
Distribution to non-controlling interest stockholders	(1,543)	(280)
Tax benefit from stock-based compensation	—	556
Net cash provided by financing activities	781,426	33,477

Effect of foreign currency exchange rate changes on cash and cash equivalents	(11,283)	3,226

Net increase (decrease) in cash and cash equivalents	(184,755)	139,063
Cash and cash equivalents, beginning of period	594,562	445,137
Cash and cash equivalents, end of period	$409,807	$584,200

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			Nine Months Ended July 31,
	Note	Jul. 31, 2012	Apr. 30, 2012	Jul. 31, 2011	2012	2011

GAAP Net revenues - System solutions		$350,230	$340,443	$253,659	$1,003,314	$714,700
Amortization of step-down in deferred revenue at acquisition	A	729	3,310	—	6,068	—
Non-GAAP Net revenues - System solutions		$350,959	$343,753	$253,659	$1,009,382	$714,700

GAAP Net revenues - Services		$138,820	$131,575	$63,292	$377,278	$178,462
Amortization of step-down in deferred revenue at acquisition	A	3,440	4,036	204	11,123	709
Non-GAAP Net revenues - Services		$142,260	$135,611	$63,496	$388,401	$179,171

GAAP Net revenues		$489,050	$472,018	$316,951	$1,380,592	$893,162
Amortization of step-down in deferred revenue at acquisition	A	4,169	7,346	204	17,191	709
Non-GAAP Net revenues		$493,219	$479,364	$317,155	$1,397,783	$893,871

GAAP Cost of net revenues - System solutions		$206,213	$202,273	$150,621	$607,238	$428,357
Stock-based compensation	E	(442)	(418)	(380)	(1,272)	(1,083)
Acquisition related and restructuring costs	D	(1,403)	(1,658)	(134)	(13,491)	(746)
Amortization of purchased intangible assets	D	(9,630)	(9,754)	(2,483)	(27,230)	(10,056)
Non-GAAP Cost of net revenues - System solutions		$194,738	$190,443	$147,624	$565,245	$416,472

GAAP Cost of net revenues - Services		$75,330	$77,586	$34,718	$217,050	$99,117
Stock-based compensation	E	(118)	(45)	(53)	(229)	(141)
Acquisition related and restructuring costs	D	220	(1,678)	33	(2,281)	(95)
Amortization of purchased intangible assets	D	(952)	(960)	(204)	(2,552)	(657)
Non-GAAP Cost of net revenues - Services		$74,480	$74,903	$34,494	$211,988	$98,224

GAAP Gross margin - System solutions		$144,017	$138,170	$103,038	$396,076	$286,343
Amortization of step-down in deferred revenue at acquisition	A	729	3,310	—	6,068	—
Stock-based compensation	E	442	418	380	1,272	1,083
Acquisition related and restructuring costs	D	1,403	1,658	134	13,491	746
Amortization of purchased intangible assets	D	9,630	9,754	2,483	27,230	10,056
Non-GAAP Gross margin - System solutions		$156,221	$153,310	$106,035	$444,137	$298,228

GAAP System solutions gross margin as a % of System solutions net revenues		41.1%	40.6%	40.6%	39.5%	40.1%
Amortization of step-down in deferred revenue at acquisition as a % of System solutions net revenues		0.2%	1.0%	0.0%	0.6%	0.0%
Stock-based compensation as a % of System solutions net revenues		0.1%	0.1%	0.1%	0.1%	0.2%
Acquisition related and restructuring costs as a % of System solutions net revenues		0.4%	0.5%	0.1%	1.3%	0.1%
Amortization of purchased intangible assets as a % of System solutions net revenues		2.7%	2.9%	1.0%	2.7%	1.4%
Non-GAAP System solutions gross margin as a % of System solutions non-GAAP net revenues		44.5%	44.6%	41.8%	44.0%	41.7%

GAAP Gross margin - Services		$63,490	$53,989	$28,574	$160,228	$79,345
Amortization of step-down in deferred revenue at acquisition	A	3,440	4,036	204	11,123	709
Stock-based compensation	E	118	45	53	229	141
Acquisition related and restructuring costs	D	(220)	1,678	(33)	2,281	95
Amortization of purchased intangible assets	D	952	960	204	2,552	657
Non-GAAP Gross margin - Services		$67,780	$60,708	$29,002	$176,413	$80,947

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			Nine Months Ended July 31,
	Note	Jul. 31, 2012	Apr. 30, 2012	Jul. 31, 2011	2012	2011

GAAP Services gross margin as a % of Services net revenues		45.7%	41.0%	45.1%	42.5%	44.5%
Amortization of step-down in deferred revenue at acquisition as a % of Services net revenues		2.5%	3.1%	0.3%	2.9%	0.4%
Stock-based compensation as a % of Services net revenues		0.1%	0.0%	0.1%	0.1%	0.1%
Acquisition related and restructuring costs as a % of Services net revenues		-0.2%	1.3%	-0.1%	0.6%	0.1%
Amortization of purchased intangible assets as a % of Services net revenues		0.7%	0.7%	0.3%	0.7%	0.4%
Non-GAAP Services gross margin as a % of Services non-GAAP net revenues		47.6%	44.8%	45.7%	45.4%	45.2%

GAAP Gross margin		$207,507	$192,159	$131,612	$556,304	$365,688
Amortization of step-down in deferred revenue at acquisition	A	4,169	7,346	204	17,191	709
Stock-based compensation	E	560	463	433	1,501	1,224
Acquisition related and restructuring costs	D	1,183	3,336	101	15,772	841
Amortization of purchased intangible assets	D	10,582	10,714	2,687	29,782	10,713
Non-GAAP Gross margin		$224,001	$214,018	$135,037	$620,550	$379,175

GAAP Gross margin as a % of net revenues		42.4%	40.7%	41.5%	40.3%	40.9%
Amortization of step-down in deferred revenue at acquisition as a % of net revenues		0.9%	1.6%	0.1%	1.2%	0.1%
Stock-based compensation as a % of net revenues		0.1%	0.1%	0.1%	0.1%	0.1%
Acquisition related and restructuring costs as a % of net revenues		0.2%	0.7%	0.0%	1.1%	0.1%
Amortization of purchased intangible assets as a % of net revenues		2.2%	2.3%	0.8%	2.2%	1.2%
Non-GAAP Gross margin as a % of non-GAAP net revenues		45.4%	44.6%	42.6%	44.4%	42.4%

GAAP Research and development expense		$38,657	$37,849	$27,457	$111,585	$74,501
Stock-based compensation	E	(1,497)	(1,201)	(1,001)	(3,951)	(2,816)
Acquisition related and restructuring costs	D	(1,099)	(1,043)	(12)	(4,001)	(23)
Non-GAAP Research and development expense		$36,061	$35,605	$26,444	$103,633	$71,662
Non-GAAP Research and development expense as a % of non-GAAP net revenues		7.3%	7.4%	8.3%	7.4%	8.0%

GAAP Sales and marketing expense		$46,182	$46,141	$32,769	$132,309	$92,214
Stock-based compensation	E	(5,177)	(4,405)	(3,330)	(13,844)	(9,909)
Acquisition related and restructuring costs	D	(707)	(278)	(1,096)	(1,804)	(1,356)
Amortization of purchased intangible assets	D	—	—	—	(3)	—
Non-GAAP Sales and marketing expense		$40,298	$41,458	$28,343	$116,658	$80,949
Non-GAAP Sales and marketing expense as a % of non-GAAP net revenues		8.2%	8.6%	8.9%	8.3%	9.1%

GAAP General and administrative expense		$43,414	$48,696	$28,657	$138,148	$79,716
Stock-based compensation	E	(5,211)	(4,954)	(3,586)	(14,875)	(11,158)
Acquisition related and restructuring costs	D	(2,844)	(8,937)	(5,537)	(24,642)	(11,820)
Non-GAAP General and administrative expense		$35,359	$34,805	$19,534	$98,631	$56,738
Non-GAAP General and administrative expense as a % of non-GAAP net revenues		7.2%	7.3%	6.2%	7.1%	6.3%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			Nine Months Ended July 31,
	Note	Jul. 31, 2012	Apr. 30, 2012	Jul. 31, 2011	2012	2011

GAAP Patent litigation loss contingency expense		$—	$17,632	$—	$17,632	$—
Patent litigation loss contingency expense	F	—	(17,632)	—	(17,632)	—
Non-GAAP Patent litigation loss contingency expense		$—	$—	$—	$—	$—
Non-GAAP Patent litigation loss contingency expense as a % of non-GAAP net revenues		0.0%	0.0%	0.0%	0.0%	0.0%

GAAP Amortization of purchased intangible assets		23,177	$23,757	$1,980	$60,549	$5,959
Amortization of purchased intangible assets	D	(23,177)	(23,757)	(1,980)	(60,549)	(5,959)
Non-GAAP Amortization of purchased intangible assets		$—	$—	$—	$—	$—
Non-GAAP Amortization of purchased intangible assets as a % of non-GAAP net revenues		0.0%	0.0%	0.0%	0.0%	0.0%

GAAP Operating expenses		$151,430	$174,075	$90,863	$460,223	$252,390
Stock-based compensation	E	(11,885)	(10,560)	(7,917)	(32,670)	(23,883)
Acquisition related and restructuring costs	D	(4,650)	(10,258)	(6,645)	(30,447)	(13,199)
Amortization of purchased intangible assets	D	(23,177)	(23,757)	(1,980)	(60,552)	(5,959)
Patent litigation loss contingency expense	F	—	(17,632)	—	(17,632)	—
Non-GAAP Operating expenses		$111,718	$111,868	$74,321	$318,922	$209,349
Non-GAAP Operating expenses as a % of non-GAAP net revenues		22.7%	23.3%	23.4%	22.8%	23.4%

GAAP Operating income		$56,077	$18,084	$40,749	$96,081	$113,298
Amortization of step-down in deferred revenue at acquisition	A	4,169	7,346	204	17,191	709
Stock-based compensation	E	12,445	11,023	8,350	34,171	25,107
Acquisition related and restructuring costs	D	5,833	13,594	6,746	46,219	14,040
Amortization of purchased intangible assets	D	33,759	34,471	4,667	90,334	16,672
Patent litigation loss contingency expense	F	—	17,632	—	17,632	—
Non-GAAP Operating income		$112,283	$102,150	$60,716	$301,628	$169,826

GAAP Operating income as a % of net revenues		11.5%	3.8%	12.9%	7.0%	12.7%
Amortization of step-down in deferred revenue at acquisition as a % of net revenues		0.9%	1.6%	0.1%	1.2%	0.1%
Stock-based compensation as a % of net revenues		2.5%	2.3%	2.6%	2.5%	2.8%
Acquisition related and restructuring costs as a % of net revenues		1.2%	2.9%	2.1%	3.3%	1.6%
Amortization of purchased intangible assets as a % of net revenues		6.9%	7.3%	1.5%	6.5%	1.9%
Patent litigation loss contingency expense as a % of net revenues		0.0%	3.7%	0.0%	1.3%	0.0%
Non-GAAP Operating income as a % of non-GAAP net revenues		22.8%	21.3%	19.1%	21.6%	19.0%

GAAP Interest expense		$(16,374)	$(18,636)	$(7,963)	$(49,644)	$(22,998)
Acquisition related and restructuring costs	D	467	470	671	1,375	1,611
Non-cash interest expense	F	2,087	4,094	3,961	12,405	11,542
Non-GAAP Interest expense		$(13,820)	$(14,072)	$(3,331)	$(35,864)	$(9,845)

GAAP Interest income		$1,110	$1,143	$479	$3,260	$1,049
Acquisition related and restructuring costs	D	128	180	—	847	—
Non-GAAP Interest income		$1,238	$1,323	$479	$4,107	$1,049

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			Nine Months Ended July 31,
	Note	Jul. 31, 2012	Apr. 30, 2012	Jul. 31, 2011	2012	2011

GAAP Other income (expense), net		$(721)	$(1,780)	$6,313	$(23,350)	$6,152
Acquisition related and restructuring costs	D	(1,966)	107	(1,245)	17,252	(1,133)
Non-operating (gains) losses	F	393	98	(5,196)	539	(5,196)
Non-GAAP Other income (expense), net		$(2,294)	$(1,575)	$(128)	$(5,559)	$(177)

Non-GAAP Income before income taxes		$97,407	$87,826	$57,736	$264,312	$160,853

GAAP Provision for (benefit from) income taxes		$2,313	$(4,598)	$13,072	$(12,068)	$13,702
Income tax effect of non-GAAP exclusions	F	11,233	20,281	(1,557)	55,984	18,424
Non-GAAP Provision for income taxes		$13,546	$15,683	$11,515	$43,916	$32,126
Non-GAAP Income tax rate		14%	18%	20%	17%	20%

GAAP Net (income) loss attributable to noncontrolling interests		$(84)	$68	$(159)	$(366)	$(221)
Acquisition related and restructuring costs	D	(563)	(774)	—	(1,336)	—
Non-GAAP Net income attributable to noncontrolling interests		$(647)	$(706)	$(159)	$(1,702)	$(221)

GAAP Net income attributable to VeriFone Systems, Inc. stockholders		$37,695	$3,477	$26,347	$38,049	$83,578
Amortization of step-down in deferred revenue at acquisition	A	4,169	7,346	204	17,191	709
Stock-based compensation	E	12,445	11,023	8,350	34,171	25,107
Acquisition related and restructuring costs	D	3,899	13,577	6,172	64,357	14,518
Amortization of purchased intangible assets	D	33,759	34,471	4,667	90,334	16,672
Patent litigation loss contingency expense	F	—	17,632	—	17,632	—
Non-cash interest expense	F	2,087	4,094	3,961	12,405	11,542
Non-operating (gains) losses	F	393	98	(5,196)	539	(5,196)
Income tax effect of non-GAAP exclusions	F	(11,233)	(20,281)	1,557	(55,984)	(18,424)
Non-GAAP Net income attributable to VeriFone Systems, Inc. stockholders		$83,214	$71,437	$46,062	$218,694	$128,506

Non-GAAP Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic		$0.77	$0.67	$0.51	$2.05	$1.45
Diluted	G	$0.75	$0.64	$0.49	$1.98	$1.39

Weighted average shares used in computing earnings per share:
GAAP Basic shares		107,568	106,898	89,602	106,768	88,368
GAAP Diluted shares		110,384	111,148	93,322	110,305	92,690
Additional shares dilutive for non-GAAP	G	—	(371)	(31)	(124)	(139)
Non-GAAP Diluted shares	G	110,384	110,777	93,291	110,181	92,551

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			Nine Months Ended July 31,
	Note	Jul. 31, 2012	Apr. 30, 2012	Jul. 31, 2011	2012	2011

Net income attributable to VeriFone Systems, Inc. stockholders as a % of net revenues		7.7%	0.7%	8.3%	2.8%	9.4%
Amortization of step-down in deferred revenue at acquisition as a % of net revenues		0.9%	1.6%	0.1%	1.2%	0.1%
Stock-based compensation as a % of net revenues		2.5%	2.3%	2.6%	2.5%	2.8%
Acquisition related and restructuring costs as a % of net revenues		0.8%	2.9%	1.9%	4.7%	1.6%
Amortization of purchased intangible assets as a % of net revenues		6.9%	7.3%	1.5%	6.5%	1.9%
Patent litigation loss contingency expense as a % of net revenues		0.0%	3.7%	0.0%	1.3%	0.0%
Non-cash interest expense as a % of net revenues		0.4%	0.9%	1.2%	0.9%	1.3%
Non-operating (gains) losses as a % of net revenues		0.1%	0.0%	-1.6%	0.0%	-0.6%
Income tax effect of non-GAAP exclusions as a % of net revenues		-2.3%	-4.3%	0.5%	-4.1%	-2.1%
Non-GAAP Net income attributable to VeriFone Systems, Inc. stockholders as a % of non-GAAP net revenues		16.9%	14.9%	14.5%	15.6%	14.4%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

		Current Year				Prior Year
		Three Months Ended			Nine Months Ended	Three Months Ended			Nine Months Ended
	Note	Jul. 31, 2012	Apr. 30, 2012	Jan. 31, 2012	Jul. 31, 2012	Jul. 31, 2011	Apr. 30, 2011	Jan. 31, 2011	Jul. 31, 2011
GAAP net revenues:
United States and Canada		$138,162	$128,907	$119,630	$386,699	$121,807	$120,734	$128,304	$370,845
Europe, Middle East and Africa		199,992	198,941	154,907	553,840	97,032	93,263	78,707	269,002
Latin America		94,378	96,205	100,289	290,872	64,961	56,217	50,131	171,309
Asia		56,518	47,965	44,698	149,181	33,151	22,232	26,623	82,006
Total		$489,050	$472,018	$419,524	$1,380,592	$316,951	$292,446	$283,765	$893,162

Plus: amortization of step-down in deferred revenue at acquisition
United States and Canada	A	$271	$298	$335	$904	$29	$(106)	$175	$98
Europe, Middle East and Africa	A	3,421	6,132	4,096	13,649	174	434	—	608
Latin America	A	—	—	—	—	—	—	—	—
Asia	A	477	916	1,245	2,638	1	2	—	3
Total		$4,169	$7,346	$5,676	$17,191	$204	$330	$175	$709

Non-GAAP net revenues:
United States and Canada	A	$138,433	$129,205	$119,965	$387,603	$121,836	$120,628	$128,479	$370,943
Europe, Middle East and Africa	A	203,413	205,073	159,003	567,489	97,206	93,697	78,707	269,610
Latin America	A	94,378	96,205	100,289	290,872	64,961	56,217	50,131	171,309
Asia	A	56,995	48,881	45,943	151,819	33,152	22,234	26,623	82,009
Total		$493,219	$479,364	$425,200	$1,397,783	$317,155	$292,776	$283,940	$893,871

Less: net revenues from businesses acquired in the past 12 months
United States and Canada	B	$(5,987)	$(8,752)	$(6,439)	$(21,178)	$—	$—	$—	$—
Europe, Middle East and Africa	B	(98,360)	(108,913)	(67,867)	(275,140)	(6,974)	(6,372)	(2,769)	(16,115)
Latin America	B	(9,923)	(14,049)	(17,789)	(41,761)	—	—	—	—
Asia	B	(19,476)	(19,469)	(18,644)	(57,589)	—	—	—	—
Total		$(133,746)	$(151,183)	$(110,739)	$(395,668)	$(6,974)	$(6,372)	$(2,769)	$(16,115)

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

		Current Year				Prior Year
		Three Months Ended			Nine Months Ended	Three Months Ended			Nine Months Ended
	Note	Jul. 31, 2012	Apr. 30, 2012	Jan. 31, 2012	Jul. 31, 2012	Jul. 31, 2011	Apr. 30, 2011	Jan. 31, 2011	Jul. 31, 2011

Organic non-GAAP net revenues:
United States and Canada	B	$132,446	$120,453	$113,526	$366,425	$121,836	$120,628	$128,479	$370,943
Europe, Middle East and Africa	B	105,053	96,160	91,136	292,349	90,232	87,325	75,938	253,495
Latin America	B	84,455	82,156	82,500	249,111	64,961	56,217	50,131	171,309
Asia	B	37,519	29,412	27,299	94,230	33,152	22,234	26,623	82,009
Total		$359,473	$328,181	$314,461	$1,002,115	$310,181	$286,404	$281,171	$877,756

Plus: constant currency adjustment
United States and Canada	C	$195	$18	$11	$224
Europe, Middle East and Africa	C	6,893	3,271	2,096	12,260
Latin America	C	6,433	1,588	2,526	10,547
Asia	C	906	361	634	1,901
Total		$14,427	$5,238	$5,267	$24,932

Organic non-GAAP net revenues at constant currency:
United States and Canada	C	$132,641	$120,471	$113,537	$366,649	$121,836	$120,628	$128,479	$370,943
Europe, Middle East and Africa	C	111,946	99,431	93,232	304,609	90,232	87,325	75,938	253,495
Latin America	C	90,888	83,744	85,026	259,658	64,961	56,217	50,131	171,309
Asia	C	38,425	29,773	27,933	96,131	33,152	22,234	26,623	82,009
Total		$373,900	$333,419	$319,728	$1,027,047	$310,181	$286,404	$281,171	$877,756

Source: VeriFone Systems, Inc.

Investor Relations:
Doug Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com

or

Media Relations:
Pete Bartolik, 508-283-4112
VeriFone Media Relations
pete_bartolik@verifone.com